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                                                                      Exhibit 11

               VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES

                     Computation of Net Income Per Share

                                                Three Months Ended July 31,
                                                ---------------------------
                                                   1997          1996
                                                  -------       -------

Net income                                      $21,058,532    $   145,444
                                                ===========    ===========

Weighted average number of common
shares outstanding                               27,987,192     29,576,724

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method          3,965,521              -
                                                -----------     ----------

Weighted average number of common
shares and common equivalent shares
outstanding                                      31,952,713     29,576,724
                                                ===========     ==========

Net income per common and dilutive
common equivalent shares                        $      0.66     $     0.00
                                                ===========     ==========


                                                Six Months Ended July 31,
                                                --------------------------
                                                   1997           1996
                                                  ------         ------

Net income                                      $19,297,295    $16,598,854
                                                ===========    ===========

Weighted average number of common
shares outstanding                               28,384,121     29,464,430

Shares assumed to be issued upon the
exercise of common stock options and
warrants under the treasury stock method          4,146,721        532,146
                                                -----------     ----------

Weighted average number of common
shares and common equivalent shares
outstanding                                      32,530,842     29,996,576
                                                ===========     ==========

Net income per common and dilutive
common equivalent shares                        $      0.59     $     0.55
                                                ===========     ==========



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